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                                                                    EXHIBIT 99.1




THE BANK OF NOVA SCOTIA                       GOLDMAN SACHS CREDIT PARTNERS L.P.
   ONE LIBERTY PLAZA                                    85 BROAD STREET
NEW YORK, NEW YORK 10006                           NEW YORK, NEW YORK 10004




                                  CONFIDENTIAL

                                                                   June 19, 2000



UST Inc.
100 West Putnam Avenue
Greenwich, CT 06830
Attention:  Mr. Robert T. D'Alessandro
            Mr. Kenneth R. Hopson


                                    UST Inc.
                                Commitment Letter


Dear Sirs:



         Based on our discussions with you, we understand that you (sometimes referred to as the "Borrower") are interested in obtaining a commitment for $1,250,000,000 of senior, secured financing consisting of (i) a $250,000,000 revolving credit facility (the "Revolving Facility"), (ii) a maximum $700,000,000 letter of credit facility (the "Letter of Credit Facility"), (iii) a maximum $700,000,000 term loan facility (the "Tranche A Facility") which will only be available following a drawing on the Letter of Credit (as defined below), in the amount of such drawing and (iv) a $300,000,000 term loan facility (the "Tranche B Facility", with the Tranche A Facility (if and when made) and the Tranche B Facility collectively referred to as the "Term Facilities") that will be available on the Closing Date (as defined below). The Term Facilities, the Letter of Credit Facility and the Revolving Facility are collectively referred to as the "Credit Facilities". It is our understanding that proceeds from the Revolving Facility will be used to refinance in full amounts owing under your existing credit agreement, dated November 8, 1996 with certain financial institutions (as amended or otherwise modified, the "Existing Agreement") and for your working capital and general corporate purposes (including, without limitation, as a "back-stop" to your (unsecured) commercial paper), the Letter of Credit Facility will be used for the issuance by The Bank of Nova Scotia (risk participated in by the Lenders referred to below) of a letter of credit (the "Letter of Credit") in favor of (i) if permitted by applicable law, the District Court (as defined below), or (ii) one or more bonding companies (the "Sureties") whose bonds (the "Surety Bonds") are required to be posted to enable you to appeal the Conwood Proceeding (described below), with any drawings under the Letter of Credit being converted into the principal amount of term loans under the Tranche A Facility (the "Term A Loans") and that the term loans made on the Closing Date under the Tranche B Facility (referred to as "Term B Loans") will be deposited, at the direction of the United States District Court for the Western District of Kentucky at Paducah (referred to as the "District Court"), to satisfy a portion of the Borrower's bonding requirements arising from the jury verdict in the Conwood Proceeding, in each case, on terms and conditions more fully set forth in Term Sheet (as defined below). The financing of the Credit Facilities, the refinancing of indebtedness and other amounts owing under the Existing Agreement and the issuance of the Letter of Credit is collectively referred to as the "Transaction".

         The Bank of Nova Scotia ("Scotiabank") and Goldman Sachs Credit Partners L.P. ("GS") are pleased to inform you that each hereby severally (and not jointly) commits to provide one-half of the Credit Facilities. In
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connection therewith, each of Scotiabank and GS undertakes to use reasonable commercial efforts to arrange a syndicate of other financial institutions identified by us in consultation with you (together with Scotiabank and GS, the "Lenders") that will, collectively, participate in the Credit Facilities. Furthermore, Scotiabank agrees to act as administrative agent (in such capacity, the "Administrative Agent") for the Lenders and as a co-lead arranger and GS agrees to act as a co-lead arranger and as the syndication agent for the Lenders (in such capacity, the "Syndication Agent", with the Syndication Agent and the Administrative Agent collectively referred to as the "Agents"). Our commitments, undertakings and agreements hereunder are subject to (a) the terms and conditions set forth in this commitment letter and in the term sheet annexed hereto as Annex I (together with Schedule I thereto, the "Term Sheet") and the provisions set forth in Annex II hereto, (b) the terms and conditions contained in the confidential fee letter, dated the date hereof, among you, Scotiabank and GS (the "Agents' Fee Letter"), (c) the terms and conditions contained in the confidential fee letter, dated the date hereof, between you and Scotiabank (the "Administrative Agent's Fee Letter", with the Administrative Agent's Fee Letter and the Agents' Fee Letter collectively referred to as the "Fee Letters"), (d) the absence of any disruption of or adverse change in current financial, banking or capital market conditions generally or in the market for loan syndications, in particular, that could reasonably be expected to materially and adversely affect the syndication of the Credit Facilities, (e) there being no facts, events or circumstances (including, but not limited to, the commencement of any litigation asserting claims under 15 U.S.C. Section 1 et. seq.), now existing or hereafter arising, which come to our attention and which could reasonably be expected to materially and adversely affect your or your subsidiaries business, assets, debt service capacity, tax position, environmental liability or financial condition, operations or prospects, (f) neither Agent becoming aware after the date hereof of any information or other matters (including, without limitation, any matters relating to the financial models and assumptions underlying the Projections described below) that in either Agent's judgment is inconsistent in a material and adverse manner with any information disclosed to such Agent prior to the date hereof, (g) the Agents having eight weeks following the court's resolution of the pending bonding motion in connection with the Conwood Proceeding to syndicate and close the Credit Facilities in an orderly manner pursuant to customary methods and (h) neither Scotiabank (in the case of GS' commitment) or GS (in the case of Scotiabank's commitment) terminating its several commitment to provide one-half of the total Credit Facilities. In the event any of the foregoing conditions, events or circumstances are not satisfied, we each reserve the right to either terminate our commitments, undertakings and agreements hereunder (and thereafter neither Agent shall have any other or further obligations hereunder or in connection with the Credit Facilities) or to propose alternative financing amounts or structures that assure adequate protection for the Agents and the Lenders. We acknowledge that a judgment in the amount of $1,050,000,000 (after trebling of the original damage award in the amount of $350,000,000) was entered against, among others, the Borrower in the proceeding captioned Conwood, L.P., et al. v. United States Tobacco Company, UST Inc. et al., No. 5:98 CV-108-R (W.D. Ky.) (the "Conwood Proceeding"), and that such judgment will not (in and of itself) enable us to terminate our commitments, undertakings and agreements hereunder. Furthermore, as a condition to our commitments, undertakings and agreements hereunder, you agree that no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other than as expressly set forth in the Term Sheet and each Fee Letter) will be paid in connection with the Credit Facilities unless you and we shall so agree.

         As we discussed, it is the intent of the Agents to solicit commitments from the Lenders promptly following the execution of this commitment letter in an amount sufficient to allow each Agent to achieve its desired hold level in the Credit Facilities. The Agents will manage, in consultation with you, all aspects of the syndication, including, without limitation, decisions as to the selection of institutions to be approached (with Scotiabank having the right, following consultation with GS and the Borrower and based on credit criteria of the potential Lenders being acceptable to Scotiabank, to decide which institutions or entities will be accepted to participate in the Letter of Credit Facility) and when they will be approached, when their commitments will be accepted, the allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders. In that regard, you agree to actively assist us, in all commercially reasonable respects, in the syndication of the Credit Facilities, which assistance will require, among other things, that you provide all information that is reasonably necessary to successfully complete the syndication, including, without limitation, all the information prepared by you or on your behalf relating to you and your subsidiaries respective business, assets, financial condition, litigation, operations and prospects, as we may deem to be reasonably necessary, and all projections (it being understood that projections as to future events are not to be viewed as facts and that actual results may differ materially from projected results), (the

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"Projections"), as we may reasonably request in connection with the arrangement and syndication of the Credit Facilities. You hereby represent and covenant that
(a) all factual information (the "Information") that has been or will be made available to either Agent by you or on your behalf is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to either Agent by you or on your behalf have been or will be prepared in good faith based upon assumptions believed by you to be reasonable at the time of the preparation thereof. You agree that you will promptly notify each Agent of any changes in circumstances that could be expected to call into question the Information or the continued reasonableness of any assumption underlying the Projections, and that you will supplement the Information and the Projections as necessary so that the representation and covenant in the preceding sentence remain correct without regard to when such Information and Projections were made available. In arranging and syndicating the Credit Facilities, we will use and rely on the Information and Projections without independent verification thereof. In order to ensure an orderly and effective syndication of the Credit Facilities, you agree that, from the date hereof until the earlier of (i) the completion of the primary syndication of the Credit Facilities (as determined by the Agents in their sole discretion and notified to you in writing (including if such date occurs after the Closing Date), and referred to as the "Primary Syndication Termination Date"), and (ii) one hundred and twenty days following the Closing Date, you will not, and will not permit any of your affiliates to, syndicate or issue, attempt to syndicate or issue, announce or authorize the announcement of the syndication or issuance of, or engage in discussions (other than with the Agents and their respective affiliates) concerning the syndication or issuance of, any debt facility or debt security (including, without limitation, any renewals or refinancings of any existing debt facility, by way of bank and/or institutional loans, private placement, public offering or otherwise) of the Borrower or any of your subsidiaries (other than (x) the indebtedness contemplated hereby, (y) unsecured commercial paper issued in the ordinary course of business, and (z) an exchange offer for the notes issued and outstanding under the Indenture, dated as of May 27, 1999, and the Indenture, dated as of March 1, 2000, in each case by the Borrower (as issuer) and State Street Bank and Trust Company (as trustee) (collectively referred to as the "Existing Notes")) without the prior written consent of each Agent.

         In addition, you agree to make certain members of your management, as well as, to the best of your ability, your consultants and advisors, available during regular business hours to answer questions regarding the Transaction and the Credit Facilities, to review and assist in the preparation of the syndication memorandum relating to the Credit Facilities, to meet with prospective Lenders and to use your best efforts to ensure that our syndication efforts benefit materially from your existing lending relationships. By your signature below you hereby indemnify and hold harmless each Agent, each Lender committing to participate in the Credit Facilities and each of our and their respective affiliates, directors, officers, agents and employees, and agree to promptly pay all of the fees and expenses, in each case following demand, as set forth in Annex II hereto (with the terms and provisions of such Annex II hereby being incorporated by reference), whether or not definitive credit, security and other documentation (collectively, the "Credit Documentation") is ultimately executed and delivered or the Transaction is ultimately consummated.

         You acknowledge that each Agent and their respective affiliates may be providing debt financing, equity capital or other services (including, without limitation, financial advisory services) to other companies that may have conflicting interests from yours. Neither Agent nor their respective affiliates shall use confidential information obtained from you (or on your behalf) in connection with the performance by such Agent or their respective affiliates of services for other companies, and neither Agent nor their respective affiliates will furnish any such confidential information to other companies. You acknowledge that neither Agent nor their respective affiliates have any obligation to use, in connection with the Transaction or otherwise, or to furnish to you, confidential information obtained from other companies.

         The Agents (and their affiliates) may also from time to time effect transactions, for their own account or the account of customers, and hold positions in loans or options on loans of the Borrower and other companies that may be the subject of this arrangement. In addition, certain affiliates of the Agents are full service securities firms and as such may from time to time effect transactions, for their own account or the account of customers, and hold


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positions in securities or options on securities of the Borrower and other companies that may be the subject of this arrangement. The Agents may also employ the services of their respective affiliates in providing certain services hereunder and may exchange with such affiliates information concerning the Borrower and other companies that may be the subject of this arrangement (but only on an as-needed basis in connection with the Transaction and subject to customary internal procedures and applicable laws), and such affiliates shall be entitled to the benefits afforded to the Agents hereunder.

         This commitment letter, the Term Sheet, Annex II and Annex III hereto, and the Fee Letters (collectively referred to as the "Commitment Documents") are delivered to you with the understanding that no Commitment Document, nor the substance hereof or thereof, shall be disclosed to any third party (including, without limitation, other lenders, arrangers, underwriters, placement agents, or advisors or any similar persons), without our prior written consent (which consent shall not be unreasonably withheld or delayed), except (a) to your officers, employees, agents and legal advisors and, in the case of this commitment letter and the Term Sheet (but not including Schedule I to the Term Sheet), the rating agencies and the Sureties (as defined in the Term Sheet), in the case of each of the forgoing persons limited to those who are directly involved in the consideration of the Transaction (and then only on a confidential and need-to-know basis) and (b) as required by law or any court or governmental agency (provided, that you agree to promptly inform us following any such permitted disclosure). This commitment letter and the Term Sheet are delivered to you solely for your benefit and may not be relied upon by any other person or entity, and nothing in the Commitment Documents is intended to confer any rights upon, nor do the Commitment Documents create third-party beneficiary status in favor of, any other person or entity as to our commitments hereunder. You acknowledge that no fiduciary duty exists on our part owing to you or any other person or entity as a result of our delivery of the Commitment Documents.

         The Commitment Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect hereto or thereto. You irrevocably and unconditionally submit to the non-exclusive jurisdiction of any New York state or federal court (in each case) sitting in the County of New York over any suit, action or proceeding arising out of or relating to the Commitment Documents. Service of any process, summons, notice or document in any suit, action or proceeding arising out of or relating to the Commitment Documents may be made by registered mail addressed to you or the Agents as appropriate, and you waive any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts to whose jurisdiction you are or may be subject, by suit upon judgment. EACH COMMITMENT DOCUMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. EACH OF THE UNDERSIGNED PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF OR IN CONNECTION WITH, ANY COMMITMENT DOCUMENT, AND ANY OTHER COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THE UNDERSIGNED PARTIES IN CONNECTION WITH ANY COMMITMENT DOCUMENT. IN NO EVENT SHALL ANY PARTY TO THIS COMMITMENT LETTER BE LIABLE FOR CONSEQUENTIAL, SPECIAL, INDIRECT OR PUNITIVE DAMAGES IN CONNECTION WITH THE TRANSACTION OR THE CREDIT FACILITIES, OR WITH OUR DELIVERY OF THE COMMITMENT DOCUMENTS.

         If you agree with the foregoing, please sign and return to the Administrative Agent the enclosed copies of this commitment letter and the Fee Letters no later than 5:00 p.m., New York time, on June 19, 2000. Our commitments, undertakings and agreements under the Commitment Documents will terminate at such time unless (a) (i) a copy of this commitment letter and the Agents' Fee Letter, each signed by you, has been delivered to the Agents and
(ii) a copy of the Administrative Agent's Fee Letter signed by you has been delivered to the Administrative Agent, and (b) you have made all payments required to be paid hereunder and thereunder; provided, however, that, any term or provision in the Commitment Documents to the contrary notwithstanding, (i) all of your obligations under the Commitment Documents in respect of indemnification, confidentiality and fee and expense reimbursement shall survive any termination or the expiration (including, without limitation, by the terms of this paragraph) of our commitments, undertakings and agreements under the Commitment Documents, and (ii) following

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your execution and delivery of this commitment letter and each Fee Letter and the payment of fees as required by clauses (a) and (b) above, our commitments, undertakings and agreements under the Commitment Documents will terminate in any event at 5:00 p.m., New York time, on September 19, 2000 (the "Extension Date"), unless (x) you have delivered to us by 5:00 p.m., New York time, on the date which is at least three business days prior to the Extension Date, a notice in the form attached hereto as Annex III extending the commitments, undertakings and agreements subject to the Commitment Documents until no later than December 19, 2000 (together with the payments required to be paid under the Agents' Fee Letter), or (y) on or prior to the Extension Date (or such later date if the right to extend hereunder has been exercised by you), fully executed copies of definitive Credit Documentation satisfactory to us and our counsel has been executed and delivered by you, us and the other required parties (with the date of such execution and delivery being referred to as the "Closing Date").

         We look forward to working with you.


                                            Very truly yours,

THE BANK OF NOVA SCOTIA                     GOLDMAN SACHS CREDIT PARTNERS L.P.


By:  s/ John Hopmans                        By:  s/ R. T. Wagner
     -------------------------                   ----------------------
     Title:  Managing Director                   Title:  Vice President



Agreed to and Accepted
this 19th day of June, 2000

UST INC.



By:  s/ Robert T. D'Alessandro
     ---------------------------------
     Title:  Senior Vice President and
             Chief Financial Officer



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                                                                         ANNEX I



                                   TERM SHEET

                      (Unless otherwise defined, terms used
                      in this Term Sheet have the meanings
                   ascribed thereto in the commitment letter,
                 dated June 19, 2000 (the "Commitment Letter"),
                      to which this Term Sheet is annexed).

I. PARTIES

Borrower:                     UST Inc. (the "Borrower").

Guarantors:                   All direct and indirect domestic subsidiaries of
                              the Borrower (collectively, the "Guarantors").

Administrative Agent and
Co-Lead Arranger:             The Bank of Nova Scotia ("Scotiabank").

Syndication Agent and
Co-Lead Arranger:             Goldman Sachs Credit Partners L.P. ("GS", and
                              together with Scotiabank, collectively referred to as the "Agents").

Joint Book Runners:           Scotiabank and GS.

Letter of Credit Issuer:      Scotiabank (in such capacity, the "Issuer").

Lenders: Scotiabank, GS and a group of financial institutions (collectively, the "Lenders") arranged by the Agents.

II. THE CREDIT FACILITIES

Closing Date:                 The date on which the definitive credit agreement,
                              security and related documentation required thereunder (collectively, the "Credit
                              Documentation") is executed and delivered by the Borrower, the Lenders and other requisite parties, which shall occur no later than September 19, 2000, as such date may be extended upon the terms of the Commitment Letter.

General Description
of Credit Facilities:         A maximum amount of $1,250,000,000 in senior,
                              first-priority secured financing to be provided to
                              the Borrower pursuant to (i) a $250,000,000
                              revolving credit facility (the "Revolving
                              Facility"), (ii) a $700,000,000 letter of credit
                              facility (the "Letter of Credit Facility"), (iii)
                              upon a drawing under the Letter of Credit, a term
                              loan facility (the "Tranche A Facility") in the
                              principal amount of such drawing (not to exceed
                              $700,000,000), and (iv) a $300,000,000 term loan
                              facility (the "Tranche B Facility"), which will
                              only be made on the Closing Date. The Tranche A
                              Facility and the Tranche B Facility are
                              collectively referred to as the "Term Facilities",
                              and the Term Facilities, the Letter of Credit
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                              Facility and the Revolving Facility are
                              collectively referred to herein as the "Credit
                              Facilities". Loans made under the Credit
                              Facilities are collectively referred to as "Loans", with Loans under the Tranche A Facility
                              (the "Term A Loans") being made to the Borrower only following any drawings under the letter of credit (the "Letter of Credit") issued by the Issuer (in a principal amount equal to the amount of such drawings), Loans made on the Closing Date under the Tranche B Facility being collectively referred to as "Term B Loans" and Loans under the Revolving Facility being collectively referred to as "Revolving Loans".

                              The Letter of Credit will be issued in favor of
                              (i) one or more bonding companies (the "Sureties") whose bonds (the "Surety Bonds") will be issued, or (ii) the District Court, if permitted by applicable law, in each case for the purpose of enabling the Borrower to stay the judgment pending an appeal in the Conwood Proceeding. The financing of the Credit Facilities, the refinancing of indebtedness and other amounts owing under the Existing Agreement and the issuance of the Letter of Credit is collectively referred to as the "Transaction".

Revolving Facility:           Pursuant to the Revolving Facility, Revolving
                              Loans may be borrowed, prepaid and reborrowed by the Borrower from time to time prior to the Revolving Facility Commitment Termination Date (as set forth below).

Revolving Facility
Commitment Amount:            $250,000,000.

Purpose: Proceeds of Revolving Loans shall be used to refinance all amounts outstanding under the Existing Agreement, and to pay fees and expenses associated with the Credit Facilities documentation and the Transaction, and for the general corporate and working capital purposes (including, without limitation, to "back-stop" (unsecured) commercial paper) of the Borrower and its domestic subsidiaries.

Revolving Facility
Commitment Termination Date:  The 364th day following the Closing Date, as such date may be extended for successive 364-day periods by the Lenders upon terms and conditions to be agreed upon. In the event that the full amount (or such lesser amount as may be acceptable to the Borrower) of the Revolving Facility is not so extended by the Lenders, the Borrower shall be permitted to incur additional indebtedness with other lenders pursuant to a separate loan agreement consisting of (i) revolving loans (and commitments to make such revolving loans to the Borrower) or (ii) unsecured extendable credit notes, in each case in an aggregate amount not in excess of the Revolving Facility Commitment Amount (the "Replacement Revolving Facility"), provided, however, that (i) any amounts due and owing under the Revolving Facility on the Revolving Facility Commitment Termination Date shall have been repaid in full and (ii) the Credit Facilities will be entitled to the benefit of any covenants (including, without limitation, financial covenants) in the Replacement

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                              Revolving Facility which are more restrictive than
                              those under the Credit Facilities.

Letter of Credit
Availability:                 The Letter of Credit and related reimbursement
                              obligations (evidenced by the Term A Loans) in connection with the Conwood Proceeding may not exceed (i) $700,000,000 or (ii) such lesser amount as required by the Sureties to issue the Surety
                              Bonds (the "Bond Amount"), provided, that, the
                              Bond Amount shall not exceed 70% of the initial stated amount of the Surety Bonds (such amount under clauses (i) or (ii) being referred to as the "Letter of Credit Amount", and the difference between the stated amount of the Surety Bonds and the Letter of Credit Amount, the "Surety Bond
                              Amount"). The Letter of Credit (i) must be issued on the Closing Date (or as otherwise agreed to by the Agents), and (ii) must expire no later than the third anniversary of the Closing Date. At any time subsequent to the issuance of the Letter of Credit and prior to its expiration or a drawing thereunder, the Borrower may replace the Letter of Credit with a letter of credit issued by another letter of credit issuer (i) in the full Letter of Credit Amount and (ii) containing terms and conditions substantially similar to the Letter of Credit and otherwise acceptable to the applicable
                              Surety or the District Court, as the case may be, in which case the commitment to make Term A Loans shall automatically expire. The Issuer shall only have an obligation to fund any amounts under the Letter of Credit in connection with a draw thereunder after the expiration of three business days following the receipt of a draw request from the applicable bonding company or, if permitted by applicable law, the District Court. The Issuer's exposure for draws under the Letter of Credit will be "risk participated" to the Lenders.

Stated Amount Reduction
of Letter of Credit:          From and after the date (the "Surety Release
                              Date") upon which the full Surety Bond Amount has been set aside, accreted in interest or deposited in the escrow account (the "Escrow Account") as required by the District Court (such amount not to include the proceeds of the Term B Loans and "mandatory prepayments" other than the Surety Bond
                              Reduction Amount (as defined below)), the Letter of Credit Amount will reduce dollar-for-dollar automatically (unless not permitted to be so reduced by the District Court, in which case such Letter of Credit Amount shall be reduced in a manner permitted by the District Court and satisfactory to the Agents) and (i) without further action on the part of the Issuer, and (ii) if applicable, a release from the applicable
                              Surety) by the amount of cash deposited
                              (including, without limitation, interest accrued) from time to time by the Borrower with (and on terms satisfactory to) the District Court.
                              Notwithstanding the foregoing and subject to deposit from time to time by the Borrower with (and on terms satisfactory to) the District Court, the Letter of Credit Amount (i) will be reduced with proceeds of "mandatory prepayments" (other than the Surety Bond Reduction Amounts) described below (even if such prepayment occurs prior to the Surety Release Date) and (ii) on or after the Surety Release Date, will reduce automatically by the Amortization Amounts (as defined

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
                              below) and any other amount set aside, accreted in interest or deposited in the Escrow Account as required by the District Court (in each case, unless not permitted to be so reduced by the District Court, in which case such Letter of Credit Amount shall be reduced in a manner permitted by the District Court and satisfactory to the Agents).

Tranche A Facility:           The Term A Loans will be made to the Borrower only
                              on the date that there is a draw under the Letter of Credit (the "Letter of Credit Draw Date"), with the principal amount of the Term A Loans being equal to the amount of the draw under the Letter of Credit. Once repaid, Term A Loans cannot be reborrowed.

Tranche A Facility
Commitment Amount:            $700,000,000 (or, if less, the Bond Amount).

Purpose: Proceeds of Term A Loans shall be used to reimburse the Issuer for the draw made under the Letter of Credit. The Borrower will be obligated to repay the amount of the draw under the Letter of Credit on the business day on which such draw occurs, provided, that so long as no default or event of default shall have occurred and be continuing on the date of the draw under the Letter of Credit, the Borrower may satisfy its reimbursement obligations by having the Term A Loans made to it by the Lenders. In any event, however, each Lender will (without duplication, if Term A Loans are made) be obligated to reimburse the Issuer for the draw under the Letter of Credit (on the date the Issuer makes any payment under the Letter of Credit) based on such Lender's percentage of the Tranche A Facility Commitment Amount.

Amortization of
the Tranche A Facility:       To the extent Term A Loans have been made and the
                              Surety Release Date has occurred, the outstanding principal amount will be repaid on the dates and in the amounts described in the "Amortization
                              Amounts" (inclusive of the reduction of the Letter of Credit Amount as a result of the payment of the Amortization Amounts that occurred prior to the Term A Loans being made).

Final Maturity Date
for All Term A Loans:         The third anniversary of the Closing Date.

Tranche B Facility:           The Tranche B Facility will be made available in a
                              single borrowing on the Closing Date to the Borrower pursuant to which Term B Loans will be made. Once repaid, Term B Loans cannot be reborrowed.

Tranche B Facility
Commitment Amount:            $300,000,000.

Purpose: Proceeds of Term B Loans shall be deposited with (and on terms acceptable to) the District Court in the Escrow Account to satisfy the Borrower's obligations to the Sureties or the District Court, as the case may be, pending appeal of the Conwood Proceeding.

Amortization of the
Tranche B Facility:           Term B Loans will amortize in equal quarterly
                              installments of $750,000 (representing 0.25% of the total amount of the Tranche B Facility
                              Commitment Amount) for the first 17 quarters following the Closing Date, with the remainder of the Term B Loans due and payable on the "Final
                              Maturity for All Term B Loans" set forth below.

Call Premium for
Tranche B Facility:           102% if any Term B Loans are prepaid (whether by
                              way of optional or mandatory prepayments (other than as a result of mandatory prepayments resulting from the settlement, refund or set-off of certain tax claims)) at any time during the first six months following the Closing Date, with the call premium reducing thereafter ratably every six months to 100% at 24 months following the Closing Date.

Final Maturity for
All Term B Loans:             Four and one-half years following the Closing Date
                              (but not to be later than February 16, 2005).


III. COMMON TERMS APPLICABLE TO CREDIT FACILITIES

Interest Rate:                At the Borrower's option, Loans will bear interest
                              at either Scotiabank's (i) alternate base rate
                              ("Base Rate Loans") or (ii) reserve-adjusted LIBO rate ("LIBO Rate Loans") plus, in each case, the "Applicable Margin" (as defined below).

Applicable Margin:            The Applicable Margin on Loans shall be based on
                              the Borrower's senior unsecured debt rating
                              (issued by S&P and Moody's, and referred to as the "Debt Rating") as set forth on Schedule I hereto.

Interest Payment Dates:       Interest periods for LIBO Rate Loans shall be, at
                              the Borrower's option, one, two, three or six months. Interest on LIBO Rate Loans shall be payable on the last business day of the applicable interest period for such Loans and, if earlier, at three month intervals following the commencement of such interest period. Interest on Base Rate
                              Loans shall be payable quarterly in arrears.

Revolving Facility
Commitment Fees:              A commitment fee shall be payable on the unused
                              principal amount of the Revolving Facility, based on the Debt Rating, as set forth on Schedule I hereto.

Letter of Credit
Fees and Payment Dates:       A Letter of Credit fee on the Letter of Credit
                              Amount will accrue in an amount (based on the Debt
                              Rating) as set forth on Schedule I hereto, with such Letter of Credit fee being payable quarterly in arrears (following the date of the issuance of the Letter of Credit), and on the Letter of Credit
                              Draw Date. In addition, a fronting fee will be payable to the Issuer for its own account in an amount and on the dates set forth in the Administrative Agent's Fee Letter.

Optional Prepayments:         Outstanding Loans are voluntarily payable without
                              penalty (subject to the obligation to pay a call premium payable in connection with the prepayment of Term B Loans as set forth under the caption
                              "Call Premium for Tranche B Facility"); provided, however, that LIBO rate breakage costs, if any, shall be for the account of the Borrower, and optional prepayments of Term Loans made following the Letter of Credit Draw Date shall be divided pro rata between Term A Loans and Term B Loans.

Mandatory Prepayments:        (i) 100% of amounts (in excess of an agreed upon
                              minimum amount) which are received from the settlement, refund or set-off of certain tax claims arising from the Conwood Proceeding (to be defined in a manner acceptable to the Agents, and referred to as the "Tax Settlement"); (ii) 100% of net cash proceeds of asset sales by the Borrower and its domestic subsidiaries (including, without limitation, permitted sales of stock of any domestic subsidiaries of the Borrower); (iii) 100% of the net cash proceeds from the issuance of certain, to be agreed upon permitted debt by the Borrower or any of its domestic subsidiaries; and
                              (iv) 50% of the net cash proceeds from the issuance of equity by the Borrower or any of its domestic subsidiaries, with mandatory prepayments in each case applied pro rata to (x) the Term B
                              Loans and (y) to the deposit of the applicable amount with the District Court (and a resulting reduction in the Letter of Credit Amount (subject to the consent of the District Court as applicable)), or (alternatively) to the Term A
                              Loans (if made), until all Term Loans are paid in full (and, as the case may be, the Letter of Credit Amount is reduced to zero) and then to the repayment of the outstanding principal amount of Revolving Loans (but not a reduction in the Revolving Facility Commitment Amount); provided, however, that, an amount equal to 50% of all mandatory prepayments (such amount, the "Surety
                              Bond Reduction Amount") will be set aside or deposited in the Escrow Account as required by the District Court to reduce the Surety Bond Amount until the Surety Release Date (such 50% not to be applied as set forth in clauses (x) and (y) above); and, provided, further, that, any mandatory prepayments made hereunder will not reduce the obligations of the Borrower to pay the Amortization Amounts and the scheduled amortization of the Tranche B Facility.

                              Notwithstanding the foregoing, any Lender having Term B Loans will have the right to decline to have such Loans prepaid with the mandatory prepayment amounts set forth above, in which case the amounts that would have been applied to a prepayment of such Lender's Term B Loans, shall instead be applied to a prepayment of the Term A Loans until paid in full (or, as the case may be, the Letter of Credit Amount is reduced to zero) and then to the repayment of the outstanding principal amount under (but not a reduction in), the Revolving Facility Commitment Amount.

Security:                     The Credit Facilities will be secured by a
                              first-priority perfected lien on any tax claims payable to the Borrower or it subsidiaries resulting from a final adverse judgment against the Borrower and its subsidiaries in the Conwood
                              Proceeding, and all cash, cash
                              equivalents (other than amounts deposited or accrued in the Escrow Account), inventory, accounts receivables and the Lenders' pro rata portion of any amounts payable to the Borrower from the taxing authorities and cash payments actually received in connection therewith (arising in each case in connection with the establishment of a "qualified settlement fund"), in each case of the Borrower and each of its direct and indirect domestic U.S. subsidiaries, whenever acquired and wherever located.

Guarantees:                   To be delivered by each Guarantor.

Conditions Precedent
to Initial Extensions
of Credit:                    Customary for the type of transaction proposed and
                              others to be reasonably specified by the Agents, including, without limitation, the following:

                              1.   Execution and delivery of satisfactory
                                   credit, security, guarantee and other related documentation embodying the structure, terms and conditions contained herein.

                              2. Review and satisfaction with the terms of the bonding requirements arising in the Conwood Proceeding and the terms, form and conditions of the Letter of Credit.

                              3. No material adverse change in the business, assets, debt service capacity, tax position (other than any adverse change in the status of the Tax Settlement), environmental liability, financial condition, operations or prospects of the Borrower since December 31, 1999 (exclusive of up to the $1,050,000,000 judgment entered in the Conwood Proceeding).

                              4. Receipt of closing certificates, resolutions, certificates, opinions of counsel, etc. customary for the type of transaction proposed and in each case satisfactory in form and substance to the Agents. Legal opinions will be from counsel satisfactory to the Agents and will include opinions on, among other things, (i) creation and perfection of the Lenders' liens, (ii) status of judgment (and lien) creditors compared to the Lenders' liens, (iii) no conflict of the Credit Documentation with material agreements binding on the Borrower and its subsidiaries,
                                   (iv) that the Lenders' liens will not be required to be shared with the holders of the Existing Notes or notes exchanged for the Existing Notes.

                              5. The Lenders and the Administrative Agent shall have received all fees and expenses required to be paid on or before the Closing Date.

                              6. All governmental and third party approvals necessary or advisable in connection with the Transaction, the financing contemplated hereby and the continuing operations of the

                                   Borrower and its subsidiaries shall have been obtained and be in full force and effect.

                              7. There shall exist no pending or threatened litigation, proceedings or investigations which (x) contests the consummation of the Transaction or (y) (other than the Conwood Proceeding) could reasonably be expected to have a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower or any of its subsidiaries.

                              8.   The Lenders shall have received
                                   first-priority perfected liens as
                                   contemplated above under the caption
                                   "Security", in each case to the satisfaction of the Administrative Agent.

                              9.   Repayment of all indebtedness and other
                                   amounts owing under the Existing Agreement, and termination of all commitments thereunder.

                              10. Evidence satisfactory to the Agents as to the deductibility of amounts actually paid in connection with the judgment entered in the Conwood Proceeding.

Additional Conditions
Precedent:                    The making of each Loan and the issuance of the
                              Letter of Credit will be conditioned upon (i) all representations in the Credit Documentation being true and correct in all material respects and (ii) there being no event of default or condition which, with the giving of notice or passage of time (or both), would constitute an event of default.

Representations
and Warranties:               Customary for the type of transaction proposed and
                              others to be reasonably specified by the Administrative Agent.

Affirmative Covenants:        Customary for the type of transaction proposed and
                              others to be reasonably specified by the Administrative Agent (including, but not limited to, the requirement that (x) the Borrower will use all commercially reasonable efforts to realize as soon as practicable the settlement, refund or off-set (in excess of an agreed upon minimum amount) of tax benefits arising from the Conwood
                              Proceeding and (y) the Borrower deposit with (or at the direction of) the District Court not less than (i) (A) $75,000,000 on or prior to December
                              31, 2000, and (B) thereafter, $37,500,000 on or
                              prior to the last business day of each fiscal quarter ending September and December following
                              December 31, 2000, and (ii) $25,000,000 on or
                              prior to the last business day of each fiscal quarter ending March and June following the Closing Date (such amounts to be deposited under clauses (i) and (ii) hereof up to a maximum amount of $375,000,000); provided, that, the amounts to be deposited hereunder shall not include any interest accrued in the Escrow Account or any mandatory prepayments (the amounts referred to in clauses (i) and (ii) hereof referred to as the "Amortization Amounts").

Negative Covenants:           Customary for the type of transaction proposed and
                              others to be reasonably specified by the Administrative Agent, including, without limitation, as follows (subject to agreed upon baskets and exceptions):

                              1. Restricting the incurrence of additional debt, sale leasebacks and contingent liabilities (but permitting the incurrence of indebtedness under the Replacement Revolving Facility).

                              2. Restricting the making of cash dividends or similar distributions (including, without limitation, direct or indirect redemptions of capital stock). Notwithstanding the foregoing, the amount of dividends paid at the current per share level shall be permitted.

                              3. Restricting the incurrence or sufferance of liens or other encumbrances (but permitting the granting of liens on a pari passu basis to the lenders under the Replacement Revolving Facility).

                              4. Restricting the sale of assets or similar transfers.

                              5. Restricting the making of investments or acquisitions (in a single transaction or in a series of related transactions).

                              6.   Restricting mergers, consolidations and
                                   similar combinations.

                              7.   Restrictions on transactions with affiliates.

                              8. Other than in connection with an exchange offer for the Existing Notes, restricting the refinancing, defeasance, repurchase or prepayment of amounts owing under the Existing Notes.

Financial Covenants:          The financial covenants set forth below, with the
                              definitions and applicable levels and ratios to be negotiated (all accounting terms to be interpreted, and all accounting determinations and computations to be made, in accordance with U.S.
                              generally accepted accounting principles):

                              1. Maintenance of maximum debt (which shall include the then effective amount of the Surety Bonds, without duplication of the Letter of Credit Amount) to earnings before interest, taxes, depreciation and amortization ("EBITDA").

                              2. Maintenance of minimum fixed charge coverage ratio, based on EBITDA less capital expenditures to the sum of net cash interest, dividends (both before and after declaration) and the applicable Amortization Amounts and the scheduled amortization of the Tranche B Facility. The minimum fixed charge coverage ratio will include pro forma calculations based on acquisitions and dispositions as if such acquisitions or dispositions occurred on the first day of the relevant four quarter period.

Events of Default:            Customary for the type of transaction proposed and
                              others to be reasonably specified by the Agents, including, without limitation, a cross-default to other indebtedness of the Borrower (including, but not limited to, the Existing Notes) and its subsidiaries in an amount to be agreed upon, and a change of control (to be defined).

Miscellaneous:                Customary provisions to be included, together with
                              others to be reasonably specified by the Agents, including, without limitation, the following:

                              1. Customary indemnity and capital adequacy provisions, including but not limited to compensation in respect of taxes (including, without limitation, gross-up provisions for withholding taxes) and decreased profitability resulting from U.S. or foreign capital adequacy requirements, guidelines or policies or their interpretation or application, and any other customary yield and increased costs protection deemed necessary by the Lenders to provide customary protection.

                              2. The Lenders will be permitted to assign (by novation) Loans, notes and commitments. Any assignments of Revolving Loans and Revolving Loan Commitments shall be made pro rata, and shall require the consent of the Administrative Agent. Assignments of Tranche A Facility commitments shall be made pro rata between the obligation to risk participate in the Letter of Credit and the making of Term A Loans, and such assignments (including, without limitation, assignments to affiliates of a Lender, or to another Lender, or a "Related Fund" (to be defined in the Credit Documentation) of a Lender) shall require the consent of the Administrative Agent (in consultation with GS) and (prior to the Letter of Credit Draw Date) the Issuer in their respective sole discretion. Assignments of Term B Loans need not be made pro rata with any other Loans or commitments, but shall require the consent of the Administrative Agent. Assignments of Revolving Loans, Revolving Loan Commitments and Term Loans (i) shall also (so long as no default or event of default shall have occurred and be continuing) require the Borrower's consent (not to be unreasonably withheld or delayed), unless the assignment is made to another Lender or an affiliate (including, without limitation, a "Related Fund"), and (ii) unless made by a Lender to another Lender or an affiliate, shall be made in minimum amounts of not less than $1,000,000 (or in lesser amounts if all such Lender's remaining Revolving Loans, Revolving Loan Commitments and Term Loans are assigned). Participation of Loans, notes and commitments shall be without restrictions and participants will have the same benefits as the Lenders with regard to increased costs, capital adequacy, etc., and provision of information on the Borrower; provided, that the right of participants to vote on amendments, waivers, etc. will be limited to certain customary issues such as, without limitation, extension of the final scheduled maturity date of the Loans participated in by such participant. The Credit Documentation will contain provisions relating to the right of the Issuer and the Borrower to require a Lender to assign its Letter of Credit Commitment and obligation to make Term A Loans in the event such Lender's unsecured debt rating (or comparable rating, as determined by the Issuer or the Borrower) is below a level satisfactory to the Issuer and the Borrower.

                              3. Indemnification of each Agent, each of the Lenders and each of their respective affiliates, directors, officers, agents and employees (collectively, the "Indemnified Parties") from and against any losses, claims, damages, liabilities or other expenses, substantially as set forth in Annex II hereto.

                              4.   Payment of each Agent's fees and
                                   out-of-pocket expenses, substantially as set forth in Annex II hereto.

                              5.   Amendments and waivers of the Credit
                                   Documentation will require the approval of Lenders holding 51% or more of the Loans and commitments, except that the consent of all the Lenders shall be required with respect to certain customary issues.

                              6.   Waiver of jury trial.

                              7. New York governing law; consent to New York jurisdiction.

Counsel to the
Administrative Agent:              Mayer, Brown & Platt.

This Term Sheet is intended as an outline only and does not purport to summarize all the conditions, covenants, representations, warranties and other provisions which would be contained in the definitive Credit Documentation. Scotiabank's and GS' commitments, undertakings and obligations described in this Annex and the Commitment Letter will be subject to negotiation and execution of definitive Credit Documentation in form and substance satisfactory to Scotiabank, GS, their legal counsel and the Lenders.

                                                                        ANNEX II


                           INDEMNIFICATION PROVISIONS


         Unless otherwise defined, terms used herein shall have the meanings assigned thereto in the commitment letter (the "Commitment Letter") and term sheet (the "Term Sheet") to which this Annex II is attached.

         UST Inc. (the "Indemnitor") shall pay all of each Agent's fees, costs and expenses (including, without limitation, all out-of-pocket costs and expenses arising in connection with the syndication of the Credit Facilities and any due diligence investigation performed by each Agent, and the fees and expenses of Mayer, Brown & Platt, special counsel to the Agents and also of, without limitation, any local or foreign legal counsel) arising in connection with the negotiation, preparation, execution, delivery or administration of the Commitment Letter, the Term Sheet, the Fee Letters and the definitive Credit Documentation, and the Indemnitor shall be obligated to pay such fees, costs and expenses whether or not definitive Credit Documentation is executed or delivered or the Transaction is consummated; provided, that the Indemnitor shall only be required to pay the fees and expenses of Mayer, Brown & Platt, in connection with such negotiation, preparation, execution, administration and related matters.

         In addition, the Indemnitor hereby indemnifies and holds harmless all Indemnified Parties (as defined below) from and against all Liabilities (as defined below) other than the Liabilities of a particular Indemnified Party arising out of the gross negligence, bad faith or willful misconduct of such Indemnified Party. "Indemnified Party" shall mean each Agent, each of the Lenders, each affiliate of any of the foregoing and the respective directors, officers, partners, agents and employees of each of the foregoing, and each other person controlling any of the foregoing within the meaning of either
Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended. "Liabilities" shall mean any and all losses, claims, damages, liabilities or other costs or expenses to which an Indemnified Party may become subject which arise out of or relate to or result from any transaction, action or proceeding to or connected with the transaction described in the Commitment Letter, Fee Letters or Term Sheet. In addition to the foregoing, the Indemnitor agrees to reimburse each Indemnified Party for all legal or other expenses incurred in connection with investigating, defending or participating in any action or other proceeding relating to any Liabilities (whether or not such Indemnified Party is a party to any such action or proceeding).

         In furtherance of the foregoing, in the event that any Indemnified Party becomes involved in any capacity in any action, proceeding or investigation brought by or against any person, including, but not limited to, stockholders of the Indemnitor, in connection with or as a result of either this arrangement or any matter referred to in the Commitment Documents, the Indemnitor periodically will reimburse each Indemnified Party for its legal and other expenses (including, but not limited to, the cost of any investigation and preparation) incurred in connection therewith.

         If for any reason the indemnification described herein is unavailable to any Indemnified Party or insufficient to hold it harmless, then the Indemnitor shall contribute to the amount paid or payable by each Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Indemnitor and its stockholders on the one hand and each Indemnified Party on the other hand in the matters contemplated by the Commitment Documents as well as the relative fault of the Indemnitor and any Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The Indemnitor also agrees that no Indemnified Party shall have any liability to the Indemnitor or any person asserting claims on behalf of or in right of the Indemnitor or any other person in connection with or as a result of either this arrangement or any matter referred to in the Commitment Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Indemnitor result solely from the gross negligence, bad faith or willful misconduct of such Indemnified Party in performing the services that are subject to the Commitment Documents; provided, however, that in no event shall such Indemnified Party have any liability for any consequential, incidental or punitive damages in connection with or as a result of such Indemnified Party's activities arising under or related to the commitments, undertakings or agreements under the Commitment Documents. The reimbursement, indemnity and contribution obligations of the Indemnitor hereunder shall be in addition to the Liabilities, shall extend upon the same terms and conditions to any Indemnified Party and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representative of any Indemnified Party.

                                                                       ANNEX III

                                    UST INC.



The Bank of Nova Scotia
One Liberty Plaza
New York, New York 10006
Attn.: Mr. John Hopmans


Goldman Sachs Credit Partners L.P.
85 Broad Street
New York, New York 10004
Attn.: Mr. Fil Rensky


                                    ___________ , 2000

Dear Sirs:

         This is to advise you that UST Inc. is hereby exercising its option to extend the commitments, undertakings and agreements under the commitment letter (the "Commitment Letter"), dated as of June 19, 2000, by and among UST Inc., The Bank of Nova Scotia and Goldman Sachs Credit Partners L.P. until December 19, 2000, subject to the terms and conditions of the Commitment Letter. In connection with the foregoing extension, we agree (in consideration of your extension of your commitments under the Commitment Letter) to pay the fees required to be paid under paragraph (a)(ii) of the Agents' Fee Letter on the dates set forth in the Agents' Fee Letter. Unless otherwise defined, capitalized terms used herein shall have the meanings provided for in the Commitment Letter.

                                   Sincerely,


                                   UST INC.


                                   By_________________________________
                                     Title: